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                                  EXHIBIT 99.1

Investor Contact:      Strategic Growth International, Inc.

                       Robert Schatz
                       516.829.7111
                       sgi@netmonger.net

                       FOR IMMEDIATE RELEASE

             SONIC FOUNDRY Raises $3.2 Million in Private Placement

         MADISON, WI -January 28, 2002 - Sonic Foundry(R) Inc. (NASDAQ: SOFO), a leading provider of rich media software, systems and services announced today that it has completed a $3.2 million offering of convertible subordinated debt with certain investors, including one institutional holder.

         The debt carries interest at 10% per annum and is convertible into shares of common stock at a fixed rate of $2.45, subject to certain anti dilution adjustments. The investors also received warrants to purchase 528,000 shares of common stock with a strike price of $2.94 per share.

         Rimas Buinevicius, Chairman and CEO, said, "We were able to complete this transaction during one of the most difficult financial markets in recent memory. We believe this financing is a powerful demonstration of the investment community's confidence in Sonic Foundry's opportunity to revolutionize the rich media industry."

         Buinevicius continued, "Our recent acquisition of MediaSite, an industry leader in advanced indexing and multi-modal analysis technologies, coupled with existing technology and service capabilities, enable the combined entity to address the complete needs of organizations requiring cost effective and reliable rich media processing needs. Completion of this financing round offsets the cash used in acquiring MediaSite, while providing the company with flexibility to manage and grow our new service and system opportunities in the entertainment, government, corporate and education markets."

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About Sonic Foundry(R), Inc.

Sonic Foundry(R), founded in 1991, is a leading provider of professional rich media solutions with offices in Madison, WI; Santa Monica, CA; Pittsburgh, PA and Toronto, Canada.

Sonic Foundry Media Software develops sophisticated software tools for the
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creation, editing and publishing of digital multimedia. Production professionals use its Sound Forge(R), ACID(TM), Vegas(R) Video and Vegas(R) Audio tools worldwide for everything from audio and video creation to non-linear digital video editing and streaming media development.

Sonic Foundry Media Systems (formerly MediaSite) provides customized development
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of automated rich-media applications, and scalable solutions that allow media and entertainment companies, as well as enterprises and government organizations, to deploy, manage and distribute video content on IP-based networks.

Sonic Foundry Media Services is the pre-eminent supplier of digitization,
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management, and delivery solutions for various industries, with emphasis placed on services for the entertainment sector. These services consist of conversion, reformatting, and encoding of television, film, and audio content for multiple delivery platforms. Serving as the link between content and customers, the services enable media delivery through existing and emerging distribution channels.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

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